Exhibit 99.1

VMware Reports Fourth Quarter and Full Year 2015 Results

- Annual GAAP total revenues of $6.57 billion, up 9% year-over-year or 12% on a constant currency basis; Non-GAAP total revenues of $6.65 billion, up 10% year-over-year or 13% on a constant currency basis

- Fourth quarter total revenues of $1.87 billion, up 10% year-over-year or 12% on a constant currency basis

- VMware appoints Zane Rowe as Chief Financial Officer

PALO ALTO, Calif., January 26, 2016 — VMware, Inc. (NYSE: VMW), a leader in cloud infrastructure and business mobility, today announced financial results for the fourth quarter and full year of 2015:

Quarterly Review

•	Total revenues for the fourth quarter were $1.87 billion, an increase of 10% from the fourth quarter of 2014, or up 12% year-over-year on a constant currency basis.

•	License revenues for the fourth quarter were $825 million, an increase of 6% from the fourth quarter of 2014, or up 11% year-over-year on a constant currency basis.

•	GAAP net income for the fourth quarter was $373 million, or $0.88 per diluted share, up 17% per diluted share compared to $326 million, or $0.75 per diluted share, for the fourth quarter of 2014. Non-GAAP net income for the fourth quarter was $534 million, or $1.26 per diluted share, up 17% per diluted share compared to $467 million, or $1.08 per diluted share, for the fourth quarter of 2014.

•	GAAP operating income for the fourth quarter was $447 million, an increase of 30% from the fourth quarter of 2014. Non-GAAP operating income for the fourth quarter was $656 million, an increase of 16% from the fourth quarter of 2014.

•	Operating cash flows for the fourth quarter were $488 million, an increase of 18% from the fourth quarter of 2014. Free cash flows for the fourth quarter were $429 million, an increase of 36% from the fourth quarter of 2014.

•	Total revenues plus sequential change in total unearned revenues grew 5% year-over-year, or 9% year-over-year on a constant currency basis.

•	License revenues plus sequential change in unearned license revenues increased 2% year-over-year, or 6% year-over-year on a constant currency basis.

Annual Review

•	GAAP total revenues for 2015 were $6.57 billion, an increase of 9% from 2014, or up 12% year-over-year on a constant currency basis. Non-GAAP total revenues were $6.65 billion, an increase of 10% from 2014, or up 13% year-over-year on a constant currency basis.

•	License revenues for 2015 were $2.72 billion, an increase of 5% from 2014, or up 9% year-over-year on a constant currency basis.

•	GAAP net income for 2015 was $997 million, or $2.34 per diluted share, up 15% per diluted share compared to $886 million, or $2.04 per diluted share, for 2014. Non-GAAP net income for 2015 was $1,732 million, or $4.06 per diluted share, up 14% per diluted share compared to $1,544 million, or $3.56 per diluted share, for 2014.

•	GAAP operating income for 2015 was $1,197 million, an increase of 17% from 2014. Non-GAAP operating income for 2015 was $2,114 million, an increase of 13% from 2014.

•	Operating cash flows for 2015 were $1,899 million. Free cash flows for 2015 were $1,566 million.

•	Cash, cash equivalents and short-term investments were $7.51 billion, and unearned revenues were $5.08 billion as of December 31, 2015.

“VMware’s Q4 2015 was a solid finish to 2015,” said Pat Gelsinger, chief executive officer, VMware. “We were especially pleased with the growth across our portfolio of emerging products and businesses, including NSX, End-User Computing and Virtual SAN. All of these businesses demonstrated strong growth in both Q4 and for the full year, underscoring the momentum we expect to continue into 2016.”

“Our Q4 and 2015 results met or exceeded our revenue and operating margin expectations for the quarter and the year,” said Jonathan Chadwick, chief financial officer, chief operating officer and executive vice president, VMware. “We are seeing the results of our product transitions and have positive momentum with our newer solutions heading into 2016.”

VMware also announced a restructuring and realignment of approximately 800 roles and plans to take a GAAP charge estimated to be between $55 million and $65 million related to this action over the course of the first half of 2016. The company plans to reinvest the associated savings in field, technical and support resources associated with growth products.

In addition, Jonathan Chadwick, VMware’s chief financial officer, chief operating officer and executive vice president, has decided to leave VMware and expand his advisory roles, working with a number of companies as a non-executive board member. VMware has appointed Zane Rowe as the company’s new chief financial officer and executive vice president. Rowe brings a wealth of executive experience from prior leadership roles at Apple, United Airlines, Continental Airlines and most recently as CFO of EMC. Rowe will assume the CFO role on March 1, 2016.

Recent Highlights & Strategic Announcements

•	In 2015, VMware’s End-User Computing business grew over 30% year-over-year, bringing the total annual bookings run rate to over $1.2 billion.

•	In 2015, the VMware NSX® business, the network virtualization and security platform for the software-defined data center, grew over 100% year-over-year, bringing the total annual bookings run rate to well over $600 million.

•	In Q4 2015, VMware’s Virtual SAN™ business grew nearly 200% year-over-year, with a total annual bookings run rate well over $100 million.

•	VMware was recently positioned as a Leader in both “The Forrester Wave™: Hybrid Cloud Management Solutions, Q1 2016” and “The Forrester Wave™: Private Cloud Software Suites, Q1 2016.” According to Forrester’s reports, VMware achieved the highest score for cloud operations amongst the 11 hybrid cloud management vendors evaluated and the highest score for current offering amongst the nine private cloud vendors evaluated.

•	VMware announced general availability of new vRealize Cloud Management solutions, including a significant update to VMware vRealize® Suite, the industry’s leading cloud management platform that addresses cloud management requirements across day-one and day-two operations for compute, storage, network and application level resources in heterogeneous, hybrid clouds.

•	VMware announced an expansion of its collaboration with Intel Security to include joint solutions for customers using the AirWatch® by VMware Enterprise Mobility Management™ platform. In addition, AirWatch by VMware announced that Oracle will use App Configuration for Enterprise (ACE) best practices to help deliver secure enterprise applications to mobile devices.

The company will host a conference call today at 2:00 p.m. PT/ 5:00 p.m. ET to review financial results and business outlook. A live web broadcast of the event will be available on the VMware investor relations website at http://ir.vmware.com. Slides will accompany the web broadcast. The replay of the webcast and slides will be available on the website for two months. In addition, six quarters of historical data for revenues, which include year-over-year comparisons, will also be made available at http://ir.vmware.com in conjunction with the conference call.

# # #

About VMware

VMware is the leader in virtualization and cloud infrastructure solutions that enable businesses to thrive in the Cloud Era. Customers rely on VMware to help them transform the way they build, deliver and consume Information Technology resources in a manner that is evolutionary and based on their specific needs. With 2015 revenues of $6.6 billion, VMware has more than 500,000 customers and 75,000 partners. The company is headquartered in Silicon Valley with offices throughout the world and can be found online at www.vmware.com.

Additional Information

VMware’s website is located at www.vmware.com, and its investor relations website is located at http://ir.vmware.com. VMware’s goal is to maintain the investor relations website as a portal through which investors can easily find or navigate to pertinent information about VMware, all of which is made available free of charge. The additional information includes materials that VMware files with the SEC; announcements of investor conferences and events at which its executives talk about its products, services and competitive strategies; webcasts of its quarterly earnings calls, investor conferences and events (archives of which are also available for a limited time); additional information on its financial metrics, including reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures; press releases on quarterly earnings, product and service announcements, legal developments and international news; corporate governance information; and other news, blogs and announcements that VMware may post from time to time that investors may find useful or interesting.

VMware, NSX, Virtual SAN, VMware Cloud Management Platform, vRealize and AirWatch are registered trademarks or trademarks of VMware or its subsidiaries in the United States and other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective organizations.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to VMware’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding continued momentum of emerging products and business in 2016, the amount and timing of the expected charges and cash expenditures related to the announced restructuring plan, the timing of the CFO transition and the annual bookings run rate forecast of specified businesses. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in consumer, government and information technology spending; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization software and cloud, end user and mobile computing industries, and new product and marketing initiatives by VMware’s competitors; (iv) VMware’s customers’ ability to transition to new products and computing strategies such as cloud computing, desktop virtualization and the software defined data center; (v) the uncertainty of customer acceptance of emerging technology; (vi) changes in the willingness of customers to enter into longer term licensing and support arrangements; (vii) rapid technological changes in the virtualization software and cloud, end user and mobile computing industries; (viii) changes to product and service development timelines; (ix) VMware’s relationship with EMC Corporation and EMC’s ability to control matters requiring stockholder approval, including the election of VMware’s board members and matters relating to EMC’s investment in VMware, and any changes that Dell may implement following the completion of the Dell-EMC merger; (x) VMware’s ability to protect its proprietary technology; (xi) VMware’s ability to attract and retain highly qualified employees; (xii) the unsuccessful integration of acquired companies and assets into VMware; (xiii) disruptions to VMware’s business resulting from the pendency of EMC’s acquisition by Dell and the potential for loss of VMware customers due to uncertainty that the Dell-EMC transaction could have on VMware’s business; (xiv) the potential negative impact on VMware’s stock price due to any confusion or uncertainty caused by the VMware tracking stock that is expected to be issued by Dell to EMC stockholders in the transaction; (xv) disruptions resulting from key management changes; (xvi) pending or future stockholder litigation related to the Dell-EMC transaction, (xvii) VMware’s ability to implement the workforce reductions and other components of the plan in various geographies; and (xviii) possible changes in the size and components of the expected restructuring charges and cash expenditures. These forward-looking statements are made as of the date of this press release, are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Contacts:

Paul Ziots

VMware Investor Relations

pziots@vmware.com

650-427-3267

Michael Thacker

VMware Global PR

mthacker@vmware.com

650-427-4454

VMware, Inc.

CONSOLIDATED STATEMENTS OF INCOME

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenues:
License	$825	$777	$2,720	$2,591
Services	1,043	926	3,927	3,444
GSA settlement	—	—	(76)	—

Total revenues	1,868	1,703	6,571	6,035
Operating expenses (1):
Cost of license revenues	44	50	186	192
Cost of services revenues	222	204	832	725
Research and development	342	302	1,300	1,239
Sales and marketing	612	595	2,267	2,141
General and administrative	198	197	766	695
Realignment charges	3	11	23	16

Operating income	447	344	1,197	1,027
Investment income	11	10	49	38
Interest expense with EMC	(7)	(7)	(26)	(24)
Other income (expense), net	2	11	(7)	7

Income before income taxes	453	358	1,213	1,048
Income tax provision	80	32	216	162

Net income	$373	$326	$997	$886

Net income per weighted-average share, basic for Class A and Class B	$0.89	$0.76	$2.35	$2.06
Net income per weighted-average share, diluted for Class A and Class B	$0.88	$0.75	$2.34	$2.04
Weighted-average shares, basic for Class A and Class B	421,640	430,198	424,003	430,355
Weighted-average shares, diluted for Class A and Class B	422,858	433,205	426,547	434,513

(1) Includes stock-based compensation as follows:

Cost of license revenues	$1	$1	$2	$2
Cost of services revenues	11	11	44	42
Research and development	62	57	226	244
Sales and marketing	44	43	168	172
General and administrative	17	19	64	69

VMware, Inc.

CONSOLIDATED BALANCE SHEETS

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	December 31,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$2,493	$2,071
Short-term investments	5,016	5,004
Accounts receivable, net of allowance for doubtful accounts of $2 and $2	1,633	1,520
Due from related parties, net	74	49
Other current assets	144	238

Total current assets	9,360	8,882
Property and equipment, net	1,128	1,035
Other assets	193	174
Deferred tax assets (1)	456	413
Intangible assets, net	616	748
Goodwill	3,993	3,964

Total assets	$15,746	$15,216

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$138	$203
Accrued expenses and other	746	811
Unearned revenues	3,245	2,982

Total current liabilities	4,129	3,996
Note payable to EMC	1,500	1,500
Unearned revenues	1,831	1,851
Other liabilities	363	283

Total liabilities	7,823	7,630
Commitments and contingencies
Stockholders’ equity:
Class A common stock, par value $.01; authorized 2,500,000 shares; issued and outstanding 121,947 and 129,359 shares	1	1
Class B convertible common stock, par value $.01; authorized 1,000,000 shares; issued and outstanding 300,000 shares	3	3
Additional paid-in capital	2,728	3,380
Accumulated other comprehensive income (loss)	(8)	(1)
Retained earnings	5,195	4,198

Total VMware, Inc.’s stockholders’ equity	7,919	7,581
Non-controlling interests	4	5

Total stockholders’ equity	7,923	7,586

Total liabilities and stockholders’ equity	$15,746	$15,216

(1)	During the fourth quarter of 2015, VMware early-adopted Accounting Standards Update No. 2015-17, Balance Sheet Classification of Deferred Taxes, using retrospective application. This standard requires that all deferred tax assets and liabilities, and any related valuation allowance, be classified as non-current on the balance sheets. The updated standard has been applied retrospectively to all periods presented.

VMware, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Operating activities:
Net income	$373	$326	$997	$886
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	90	90	335	345
Stock-based compensation	135	131	504	529
Excess tax benefits from stock-based compensation	—	(2)	(28)	(36)
Deferred income taxes, net	12	(13)	(31)	(128)
Impairment of strategic investment	—	—	5	—
Gain on sale of strategic investments	(1)	(7)	(3)	(6)
Other	—	—	2	(1)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(622)	(560)	(114)	(267)
Other assets	17	(1)	32	(70)
Due to/from related parties, net	(52)	(71)	(21)	(46)
Accounts payable	1	27	(35)	69
Accrued expenses	154	139	1	135
Income taxes payable	(10)	(101)	13	77
Unearned revenues	391	456	242	693

Net cash provided by operating activities	488	414	1,899	2,180

Investing activities:
Additions to property and equipment	(59)	(98)	(333)	(352)
Purchases of available-for-sale securities	(648)	(963)	(3,323)	(3,937)
Sales of available-for-sale securities	494	525	2,193	2,076
Maturities of available-for-sale securities	261	233	1,100	717
Purchases of strategic investments	(3)	(11)	(14)	(52)
Sales of strategic investments	1	10	4	11
Business acquisitions, net of cash acquired	(17)	(47)	(38)	(1,159)
Decrease (increase) in restricted cash	(2)	(2)	75	(78)
Other investing	—	—	—	(11)

Net cash provided by (used in) investing activities	27	(353)	(336)	(2,785)

Financing activities:
Proceeds from issuance of common stock	3	7	126	164
Proceeds from issuance of note payable to EMC	—	—	—	1,050
Reduction in capital from EMC	—	—	—	(24)
Proceeds from non-controlling interests	—	—	4	7
Repurchase of common stock	(75)	(250)	(1,125)	(700)
Excess tax benefits from stock-based compensation	—	2	28	36
Shares repurchased for tax withholdings on vesting of restricted stock	(33)	(42)	(174)	(162)

Net cash provided by (used in) financing activities	(105)	(283)	(1,141)	371

Net increase (decrease) in cash and cash equivalents	410	(222)	422	(234)
Cash and cash equivalents at beginning of the period	2,083	2,293	2,071	2,305

Cash and cash equivalents at end of the period	$2,493	$2,071	$2,493	$2,071

Supplemental disclosures of cash flow information:
Cash paid for interest	$7	$7	$28	$27
Cash paid for taxes, net	76	150	231	215
Non-cash items:
Changes in capital additions, accrued but not paid	$—	$22	$(49)	$19
Changes in tax withholdings on vesting of restricted stock, accrued but not paid	1	2	(2)	7
Fair value of stock-based awards assumed in acquisitions	—	—	—	24

VMware, Inc.

CONSTANT CURRENCY GROWTH IN REVENUES PLUS SEQUENTIAL CHANGE IN UNEARNED REVENUES

(INCLUDES RECONCILIATION OF GAAP TO NON-GAAP DATA)

(in millions)

(unaudited)

Constant Currency Growth in Total Revenues Plus Sequential Change in Unearned Revenues

	Three Months Ended
	December 31,
	2015	2014
Total revenues, as reported	$1,868	$1,703
Sequential change in unearned revenues	391	458

Total revenues plus sequential change in unearned revenues	$2,259	$2,161

Change (%) over prior year, as reported	5%
Change (%) over prior year, including adjustment for impact of foreign currency (1)	9%

Constant Currency Growth in License Revenues Plus Sequential Change in Unearned License Revenues
	Three Months Ended
	December 31,
	2015	2014
Total license revenues as reported	$825	$777
Sequential change in unearned license revenues	24	60

Total license revenues plus sequential change in unearned license revenues	$849	$837

Change (%) over prior year, as reported	2%
Change (%) over prior year, including adjustment for impact of foreign currency (2)	6%

(1)	Percentage change compares total revenues plus sequential change in unearned revenues in constant currency for the three months ended December 31, 2015 versus total revenues plus sequential change in unearned revenues as reported for the three months ended December 31, 2014. See “Growth in Constant Currency” for more information.
(2)	Percentage change compares license revenues plus sequential change in unearned license revenues in constant currency for the three months ended December 31, 2015 versus license revenues plus sequential change in unearned license revenues as reported for the three months ended December 31, 2014. See “Growth in Constant Currency” for more information.

VMware, Inc.

SUPPLEMENTAL REVENUES SCHEDULE

(INCLUDES RECONCILIATION OF GAAP TO NON-GAAP DATA)

(in millions)

(unaudited)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,
	2015	2015	2015	2015	2014	2014
Revenues as reported (1):
License	$825	$681	$638	$576	$777	$639
Software maintenance	901	863	829	813	803	779
Professional services	142	128	130	122	123	97
GSA settlement	—	—	(76)	—	—	—

Total revenues	$1,868	$1,672	$1,521	$1,511	$1,703	$1,515

Change (%) over prior year
License	6.2%	6.6%	3.9%	2.7%	13.0%	13.4%
Software maintenance	12.1%	10.8%	12.4%	15.9%	14.9%	21.0%
Professional services	16.1%	31.3%	22.6%	24.6%	26.9%	18.6%
GSA settlement	n/a	n/a	n/a	n/a	n/a	n/a

Total revenues	9.7%	10.3%	4.4%	11.1%	14.8%	17.5%

Revenues as reported, excluding GSA settlement (2)
License	$825	$681	$638	$576	$777	$639
Software maintenance	901	863	829	813	803	779
Professional services	142	128	130	122	123	97

Non-GAAP total revenues	$1,868	$1,672	$1,597	$1,511	$1,703	$1,515

Change (%) over prior year
License	6.2%	6.6%	3.9%	2.7%	13.0%	13.4%
Software maintenance	12.1%	10.8%	12.4%	15.9%	14.9%	21.0%
Professional services	16.1%	31.3%	22.6%	24.6%	26.9%	18.6%

Non-GAAP total revenues	9.7%	10.3%	9.6%	11.1%	14.8%	17.5%

(1)	Represents revenues reported each quarter.
(2)	Represents revenues reported each quarter less the reduction of revenues due to the GSA settlement recognized in the second quarter of 2015.

VMware, Inc.

SUPPLEMENTAL UNEARNED REVENUES SCHEDULE

(INCLUDES RECONCILIATION OF GAAP TO NON-GAAP DATA)

(in millions)

(unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,
	2015	2015	2015	2015	2014	2014
Unearned revenues as reported (1)
License	$428	$404	$481	$466	$488	$428
Software maintenance	4,174	3,850	3,894	3,847	3,905	3,558
Professional services	474	432	438	431	440	389

Total unearned revenues	$5,076	$4,686	$4,813	$4,744	$4,833	$4,375

Change (%) over prior year
License	(12.2)%	(5.6)%	1.1%	1.7%	4.9%	3.3%
Software maintenance	6.9%	8.2%	10.0%	13.9%	18.2%	21.2%
Professional services	7.9%	11.2%	17.9%	28.2%	36.0%	36.6%

Total unearned revenues	5.0%	7.1%	9.7%	13.7%	18.1%	20.3%

(1)	Represents unearned revenues reported each quarter.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended December 31, 2015

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition and Other Related Items	Tax Adjustment (1)	Non-GAAP, as adjusted (2)
Operating expenses:
Cost of license revenues	$44	(1)	—	(25)	—	—	—	$18
Cost of services revenues	$222	(11)	—	(1)	—	—	—	$210
Research and development	$342	(62)	(1)	—	—	—	—	$280
Sales and marketing	$612	(44)	(1)	(7)	—	—	—	$559
General and administrative	$198	(17)	—	(1)	—	(35)	—	$145
Realignment charges	$3	—	—	—	(3)	—	—	$—
Operating income	$447	135	2	34	3	35	—	$656
Operating margin (2)	23.9%	7.2%	0.1%	1.8%	0.2%	1.9%	—	35.1%
Other income (expense), net	$2	—	—	—	—	(2)	—	$—
Income before income taxes	$453	135	2	34	3	33	—	$660
Income tax provision	$80						46	$126
Tax rate (2)	17.5%							19.0%
Net income	$373	135	2	34	3	33	(46)	$534
Net income per weighted-average share, basic for Class A and Class B (2) (3)	$0.89	$0.32	$0.01	$0.08	$0.01	$0.08	$(0.11)	$1.27
Net income per weighted-average share, diluted for Class A and Class B (2) (4)	$0.88	$0.32	$0.01	$0.08	$0.01	$0.08	$(0.11)	$1.26

(1)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 421,640 basic weighted-average shares for Class A and Class B.
(4)	Calculated based upon 422,858 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended December 31, 2014

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition and Other Related Items	Tax Adjustment (1)	Non-GAAP, as adjusted (2)
Operating expenses:
Cost of license revenues	$50	(1)	—	(28)	—	—	—	$22
Cost of services revenues	$204	(11)	—	(2)	—	—	—	$191
Research and development	$302	(57)	(1)	5	—	—	—	$249
Sales and marketing	$595	(43)	(2)	(10)	—	—	—	$539
General and administrative	$197	(19)	—	(1)	—	(43)	—	$135
Realignment charges	$11	—	—	—	(11)	—	—	$—
Operating income	$344	131	3	36	11	43	—	$567
Operating margin (2)	20.2%	7.7%	0.2%	2.1%	0.7%	2.5%	—	33.3%
Other income (expense), net	$11	—	—	—	—	(8)	—	$3
Income before income taxes	$358	131	3	36	11	35	—	$573
Income tax provision	$32						74	$106
Tax rate (2)	8.9%							18.5%
Net income	$326	131	3	36	11	35	(74)	$467
Net income per weighted-average share, basic for Class A and Class B (2) (3)	$0.76	$0.30	$0.01	$0.08	$0.03	$0.08	$(0.17)	$1.09
Net income per weighted-average share, diluted for Class A and Class B (2) (4)	$0.75	$0.30	$0.01	$0.08	$0.03	$0.08	$(0.17)	$1.08

(1)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 430,198 basic weighted-average shares for Class A and Class B.
(4)	Calculated based upon 433,205 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Twelve Months Ended December 31, 2015

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition and Other Related Items	GSA Settlement	Certain Litigation and Other Contingencies	Tax Adjustment (1)	Non-GAAP, as adjusted (2)
Revenues:
GSA settlement	$(76)	—	—	—	—	—	76	—	—	$—
Total revenues	$6,571	—	—	—	—	—	76	—	—	$6,647
Operating expenses:
Cost of license revenues	$186	(2)	—	(107)	—	—	—	—	—	$77
Cost of services revenues	$832	(44)	(1)	(3)	—	—	—	—	—	$784
Research and development	$1,300	(226)	(3)	—	—	—	—	—	—	$1,072
Sales and marketing	$2,267	(168)	(5)	(28)	—	—	—	—	—	$2,066
General and administrative	$766	(64)	(2)	(3)	—	(158)	6	(11)	—	$534
Realignment charges	$23	—	—	—	(23)	—	—	—	—	$—
Operating income	$1,197	504	11	141	23	158	70	11	—	$2,114
Operating margin (2)	18.2%	7.7%	0.2%	2.1%	0.4%	2.4%	1.1%	0.2%	—	31.8%
Other income (expense), net	$(7)	—	—	—	—	(1)	—	—	—	$(7)
Income before income taxes	$1,213	504	11	141	23	158	70	11	—	$2,130
Income tax provision	$216								181	$398
Tax rate (2)	17.8%									18.7%
Net income	$997	504	11	141	23	158	70	11	(181)	$1,732
Net income per weighted-average share, basic for Class A and Class B (2) (3)	$2.35	$1.19	$0.03	$0.33	$0.05	$0.37	$0.17	$0.03	$(0.43)	$4.09
Net income per weighted-average share, diluted for Class A and Class B (2) (4)	$2.34	$1.18	$0.03	$0.33	$0.05	$0.37	$0.16	$0.03	$(0.42)	$4.06

(1)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 424,003 basic weighted-average shares for Class A and Class B.
(4)	Calculated based upon 426,547 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Twelve Months Ended December 31, 2014

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition and Other Related Items	Certain Litigation and Other Contingencies	Tax Adjustment (1)	Non-GAAP, as adjusted (2)
Operating expenses:
Cost of license revenues	$192	(2)	—	(107)	—	—	—	—	$83
Cost of services revenues	$725	(42)	(1)	(3)	—	—	—	—	$679
Research and development	$1,239	(244)	(4)	—	—	—	—	—	$991
Sales and marketing	$2,141	(172)	(5)	(24)	—	—	—	—	$1,940
General and administrative	$695	(69)	(1)	(2)	—	(149)	(11)	—	$463
Realignment charges	$16	—	—	—	(16)	—	—	—	$—
Operating income	$1,027	529	11	136	16	149	11	—	$1,879
Operating margin (2)	17.0%	8.8%	0.2%	2.3%	0.3%	2.5%	0.2%	—	31.1%
Other income (expense), net	$7	—	—	—	—	(6)	—	—	$2
Income before income taxes	$1,048	529	11	136	16	143	11	—	$1,895
Income tax provision	$162							188	$351
Tax rate (2)	15.5%								18.5%
Net income	$886	529	11	136	16	143	11	(188)	$1,544
Net income per weighted-average share, basic for Class A and Class B (2) (3)	$2.06	$1.23	$0.03	$0.32	$0.04	$0.33	$0.02	$(0.44)	$3.59
Net income per weighted-average share, diluted for Class A and Class B (2) (4)	$2.04	$1.22	$0.03	$0.31	$0.04	$0.33	$0.02	$(0.43)	$3.56

(1)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 430,355 basic weighted-average shares for Class A and Class B.
(4)	Calculated based upon 434,513 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

REVENUES BY TYPE

(in millions)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenues:
License	$825	$777	$2,720	$2,591
Services:
Software maintenance	901	803	3,405	3,022
Professional services	142	123	522	422

Total services	1,043	926	3,927	3,444
GSA settlement	—	—	(76)	—

Total revenues	$1,868	$1,703	$6,571	$6,035

Percentage of revenues:
License	44.2%	45.6%	41.4%	42.9%
Services:
Software maintenance	48.2%	47.2%	51.8%	50.1%
Professional services	7.6%	7.2%	7.9%	7.0%

Total services	55.8%	54.4%	59.7%	57.1%
GSA settlement	—%	—%	(1.1)%	—%

Total revenues	100.0%	100.0%	100.0%	100.0%

VMware, Inc.

REVENUES BY GEOGRAPHY

(in millions)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenues:
United States	$947	$800	$3,311	$2,912
International	921	903	3,260	3,123

Total revenues	$1,868	$1,703	$6,571	$6,035

Percentage of revenues:
United States	50.7%	47.0%	50.4%	48.3%
International	49.3%	53.0%	49.6%	51.7%

Total revenues	100.0%	100.0%	100.0%	100.0%

VMware, Inc.

RECONCILIATION OF GAAP CASH FLOWS FROM OPERATING ACTIVITIES

TO FREE CASH FLOWS

(A NON-GAAP FINANCIAL MEASURE)

(in millions)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
GAAP cash flows from operating activities	$488	$414	$1,899	$2,180
Capital expenditures	(59)	(98)	(333)	(352)

Free cash flows	$429	$316	$1,566	$1,828

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding VMware’s results, VMware has disclosed in this earnings release the following non-GAAP financial measures: non-GAAP revenues, non-GAAP operating income, non-GAAP operating margin, non-GAAP other income (expense), net, non-GAAP net income, non-GAAP income per diluted share, and free cash flows. VMware has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures, other than free cash flows, differ from GAAP in that they exclude stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquired intangible assets, realignment charges, acquisition and other-related items, certain litigation and other contingencies, and the GSA settlement, each as discussed below. Free cash flows differ from GAAP cash flows from operating activities in its treatment of capital expenditures.

VMware has also presented in this earnings release (i) quarterly historical data for total revenues, excluding the GSA settlement, and unearned revenues; and (ii) data on the percentage change in total revenues and license revenues plus the sequential change in unearned revenues and unearned license revenues, respectively. VMware’s management believes that these measures are useful to investors because they allow investors to make meaningful comparisons of VMware revenues and unearned revenues across periods.

VMware’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate VMware’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect VMware’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in VMware’s business, as they exclude charges and gains that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating VMware’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to repurchase shares, to fund ongoing operations and to fund other capital expenditures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•	Stock-based compensation. Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. Although stock-based compensation is an important aspect of the compensation of VMware’s employees and executives, the expense for the fair value of the stock-based instruments VMware utilizes may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock options is determined using a complex formula that incorporates factors, such as market volatility, that are beyond VMware’s control. Additionally, in order to establish the amount of expense to recognize for performance-based stock awards, which are also an element of ongoing stock-based compensation, VMware is required to apply judgment to estimate the probability of the extent to which performance objectives will be achieved. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of VMware’s core business and to facilitate comparison of its results to those of peer companies.

•	Employer payroll tax on employee stock transactions. The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and other factors that are beyond VMware’s control and do not correlate to the operation of the business.

•	Amortization of acquired intangible assets. A portion of the purchase price of VMware’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, VMware does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, VMware believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

•	Realignment charges. Realignment charges include workforce reductions. VMware’s management believes it is useful to exclude these items, when significant, as they are not reflective of VMware’s ongoing business and operating results.

•	Acquisition and other-related items. Acquisition and other-related items include direct costs of acquisitions and dispositions, such as transaction and advisory fees. Also included are accruals for the portion of merger consideration payable in installments that may be paid in cash or VMware stock, at the option of VMware. These accruals are primarily composed of amounts VMware has committed to make to designated founders and key executives of AirWatch, subject to employment conditions and indemnification claims, if any. Additionally, charges recognized for non-recoverable strategic investments or gains recognized on the disposition of strategic investments are included as other-related items. As VMware does not acquire or dispose of businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, VMware believes it is useful to exclude these items when looking for a consistent basis for comparison across accounting periods.

•	Certain litigation and other contingencies. VMware, from time to time may incur charges or benefits that are outside of the ordinary course of VMware’s business related to litigation and other contingencies. VMware believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of VMware’s business and because of the singular nature of the claims underlying the matter.

•	GSA Settlement. During the second quarter of 2015, VMware reached an agreement with the Department of Justice (“DOJ”) and the General Services Administration (“GSA”) to resolve allegations that its sales practices between 2006 and 2013 had violated the federal False Claims Act. The settlement amount was $76 million and was recorded as a reduction of total revenues. VMware believes it is useful to exclude this amount because it does not consider it to be part of the ongoing operations of VMware’s business and because of the singular nature of the claims underlying the matter.

•	Tax adjustment. Non-GAAP financial information for the quarter is adjusted for a tax rate equal to VMware’s annual estimated tax rate on non-GAAP income. This rate is based on VMware’s estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating VMware’s non-GAAP income as well as significant tax adjustments. VMware’s estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that VMware management believes materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to VMware’s estimated annual tax rates as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from VMware’s actual tax liabilities.

Additionally, VMware’s management believes that the non-GAAP financial measure free cash flows is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense that affect VMware’s operations. Specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in operating expenses would be higher, which would affect VMware’s cash position. VMware compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP and should not be considered measures of VMware’s liquidity. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review VMware’s financial information in its entirety and not rely on a single financial measure.

Growth in Constant Currency

A majority of VMware’s sales are denominated in the U.S. dollar; however, VMware also invoices and collects in the euro, the British pound, the Japanese yen, the Australian dollar and the Chinese renminbi in their respective regions. The U.S. dollar is the functional currency for all of VMware’s legal entities. At the time a non-U.S. dollar transaction is recorded, the value of the transaction is converted into U.S. dollars at the exchange rate in effect for the month in which each order is booked.

As a result, the amount of license and total revenues and unearned revenues derived from these transactions will be impacted by foreign exchange fluctuations. In order to provide a comparable framework for assessing how VMware’s business performed adjusted for the impact of foreign currency fluctuations, management analyzes year-over-year license and total revenue growth on a constant currency basis.

Revenue Growth in Constant Currency and Sequential Change in Unearned Revenues

License and total revenues recognized during the current period derived from non-U.S. dollar based transactions were converted into U.S. dollars using the exchange rates that were effective in the comparable prior year period. The calculated current period license and total revenues, adjusted for foreign currency fluctuations, is compared to the license and total revenues of the comparable prior year period, as reported, in calculating license and total revenue growth in constant currency.

Unearned license revenues and unearned total revenues at the end of the period, derived from non-U.S. dollar transactions recorded during the current period, were adjusted for foreign currency fluctuations using the exchange rates that were effective in the comparable prior year period. Unearned license revenues and unearned total revenues, adjusted for foreign currency fluctuations at the end of the period, are compared to unearned license revenues and unearned total revenues at the beginning of the period, as reported, in determining the sequential change in unearned revenues.